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                                                                    Exhibit 23-1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of our reports dated January 24, 2002 on the financial statements of Stratus Services Group, Inc. as of September 30, 2001 and 2000 and for the years ended September 30, 2001, 2000 and 1999 which is included in this 10-K/A of Stratus Services Group, Inc.



                                       /s/ Amper, Politziner & Mattia, P.A.

                                       AMPER, POLITZINER & MATTIA P.A.



March 5, 2002

Edison, New Jersey